Exhibit 5

DLA Piper Rudnick Gray Cary US LLP
1221 S. MoPac Expressway
Suite 400
Austin, Texas 78746-7650
T 512.457.7000 F 512.457.7001 W www.dlapiper.com

September 29, 2005

SigmaTel, Inc.

1601 South MoPac Expressway, Suite 100

Austin, TX 78746

Ladies and Gentlemen:

We have acted as legal counsel for SigmaTel, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 4,292,580 shares of the Common Stock, $0.0001 par value, of the Company (the “Shares”) which may be issued pursuant to certain stock options granted under (a) the Protocom Corporation 2000 Stock Option Plan which stock options have been assumed by the Company pursuant to that certain Agreement and Plan of Reorganization dated July 26, 2005 by and among the Company, Amoeba Acquisition Corporation, Amoeba II Acquisition Corporation, each a wholly-owned subsidiary of the Company, Protocom Corporation, Ren-Yuh Wang, as shareholders’ agent, and certain shareholders of Protocom Corporation (the “Protocom Merger Agreement”), (b) the Oasis Semiconductor, Inc. 1997 Stock Option Plan, the Oasis Semiconductor, Inc. 2004 Director Stock Plan and the Oasis Semiconductor, Inc. 2004 Stock Incentive Plan which stock options have been assumed by the Company (collectively, the “Assumed Options”) pursuant to that certain Agreement and Plan of Reorganization dated September 6, 2005 by and among the Company, PPR Acquisition Corporation, a wholly-owned subsidiary of the Company, Oasis Semiconductor, Inc., William H. Wrean, Jr., as stockholders’ agent and certain stockholders of Oasis Semiconductor, Inc. (the “Oasis Merger Agreement” and together with the Protocom Merger Agreement, the “Merger Agreements”), (c) the Sigmatel, Inc. 2003 Equity Incentive Plan and (d) the Sigmatel, Inc. 2003 Employee Stock Purchase Plan (collectively, the “Plans”).

We have examined all instruments, documents and records, which we deemed relevant and necessary for the purpose of rendering our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documentssubmitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the law of the State of Texas, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of Texas.

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Based on such examination, we are of the opinion that the 4,292,580 shares of Common Stock of the Company which may be issued upon exercise of the Assumed Options and options and purchase rights under the Plans, are duly authorized and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plans, applicable law, and, in the case of the Assumed Options, the applicable Merger Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Respectfully submitted,

/s/  DLA Piper Rudnick Gray Cary US LLP

DLA Piper Rudnick Gray Cary US LLP